Exhibit 99.1

Pre-Tax Income of $115 Million

Diluted EPS of $5.45

Gross Loss Ratio of 20.1%

Tampa, Fla. – May 6, 2026 – HCI Group, Inc. (NYSE:HCI), reported pre-tax income of $115 million and net income of $85 million in the first quarter of 2026 compared with pre-tax income of $100 million and net income of $74 million in the first quarter of 2025. Net income after noncontrolling interests in the first quarter of 2026 was $73 million compared with $70 million in the first quarter of 2025. Diluted earnings per share were $5.45 in the first quarter of 2026 compared with $5.35 diluted earnings per share in the first quarter of 2025.

Management Commentary

“HCI Group had an excellent start to 2026, delivering record first quarter results for earned premiums, net income and earnings per share,” said HCI Group Chairman and Chief Executive Officer Paresh Patel. “Moving forward, we plan to continue using our earnings to buy back stock while strengthening our balance sheet as we prepare for the next transformational opportunity.”

First Quarter 2026 Results

Gross premiums earned in the first quarter of 2026 were $326 million compared with $300 million in the first quarter of 2025. The increase was driven by a higher volume of insurance policies in force.

Premiums ceded for reinsurance in the first quarter of 2026 were $104 million compared with $100 million in the first quarter of 2025. The increase was driven by a higher volume of insurance policies in force.

Net investment income in the first quarter of 2026 was $17 million compared with $14 million in the first quarter of 2025. The increase was driven by growth in invested assets.

Losses and loss adjustment expenses in the first quarter of 2026 were $66 million compared with $59 million in the first quarter of 2025. The increase was driven by a higher volume of policies in force as well as some weather in the Northeast. The gross loss and loss adjustment expense ratio for the first quarter of 2026 was 20.1%.

Policy acquisition and other underwriting expenses in the first quarter of 2026 were $32 million compared with $27 million in the first quarter of 2025. The increase was driven by a greater amount of premiums in force.

Share Repurchase

On March 3, 2026, HCI Group announced a share repurchase program to repurchase up to $80 million of shares of HCI common stock through February 27, 2027. In the first quarter of 2026, HCI Group repurchased 110,071 shares for $17.5 million. As of April 30, 2026, HCI Group repurchased a total of 239,435 shares for $37.5 million under the new program.

Conference Call

HCI Group will hold a conference call later today, May 6, 2026, to discuss these financial results. Chairman and Chief Executive Officer Paresh Patel, Chief Operating Officer Karin Coleman and Chief Financial Officer Mark Harmsworth will host the call starting at 4:45 p.m. Eastern Time.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company's website at www.hcigroup.com.

Listen-only toll-free number: (888) 506-0062

Listen-only international number: (973) 528-0011

Entry Code: 930676

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at (949) 574-3860.

A replay of the call will be available by telephone after 8:00 p.m. Eastern Time on the same day as the call and via the Investor Information section of the HCI Group website at www.hcigroup.com through May 6, 2027.

Toll-free replay number: (877) 481-4010

International replay number: (919) 882-2331

Replay ID: 53888

About HCI Group, Inc.

HCI Group, Inc. is a diversified holding company engaged in insurance, reinsurance, real estate, claims services, and insurance technology. The HCI Group portfolio of companies includes multiple property and casualty underwriters, exchanges, and captive reinsurers as well as a claims management business, a commercial real estate investment company, and a leading insurance technology company Exzeo Group. HCI Group was founded in 2006.

HCI Group's common shares trade on the New York Stock Exchange under the ticker symbol "HCI" and are included in the Russell 2000 and S&P SmallCap 600 Index. HCI Group, Inc. regularly publishes financial and other information in the Investor Information section of the company’s website. For more information about HCI Group and its subsidiaries, visit www.hcigroup.com. Exzeo’s common shares trade on the New York Stock Exchange under the ticker symbol “XZO.” For more information about Exzeo, visit www.exzeo.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "intend," "plan," "confident," "prospects" and "project" and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. For example, the estimation of reserves for losses and loss adjustment expenses is an inherently imprecise process involving many assumptions and considerable management judgment. Further, future cash flow and earnings may limit HCI’s ability or willingness to engage in share buybacks. Some of these risks and uncertainties are identified in the company's filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company's business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Company Contact:

Nat Otis

Investor Relations

HCI Group, Inc.

Tel (813) 355-5341

notis@hcigroup.com

Investor Relations Contact:

Matt Glover

Gateway Group, Inc.

Tel (949) 574-3860

HCI@gateway-grp.com

- Tables to follow -

HCI GROUP, INC. AND SUBSIDIARIES

Selected Financial Metrics

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	March 31,		December 31,
	2026	2025	2025
Gross Written Premiums:
Homeowners Choice	$118,167	$117,133	$652,569
TypTap Insurance Company	135,197	142,396	503,672
Condo Owners Reciprocal Exchange	3,034	7,731	31,001
Tailrow Reciprocal Exchange	24,293	21,985	107,528
Total Gross Written Premiums	$280,691	$289,245	$1,294,770

Gross Premiums Earned:
Homeowners Choice	$164,703	$156,489	$637,741
TypTap Insurance Company	125,046	124,447	502,756
Condo Owners Reciprocal Exchange	6,851	15,325	47,688
Tailrow Insurance Exchange	29,606	4,122	47,960
Total Gross Premiums Earned	$326,206	$300,383	$1,236,145

Gross loss and loss adjustment expense ratio	20.1%	19.7%	19.6%

Per Share Metrics
Diluted earnings per share	$5.45	$5.35	$22.72

Dividends per share	$0.40	$0.40	$1.60

Book value per share at the end of period	$84.41	$48.55	$80.13

Shares outstanding at the end of period	12,900,905	10,765,336	12,992,147

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except share amounts)

	March 31, 2026	December 31, 2025
	(Unaudited)
Assets
Fixed-maturity securities, available for sale, at fair value (amortized cost: $920,973 and $595,383, respectively and allowance for credit losses: $0 and $0, respectively)	$914,846	$597,329
Equity securities, at fair value (cost: $62,461 and $61,597, respectively)	65,056	65,890
Limited partnership investments	17,171	17,690
Real estate investments	103,429	103,746
Other investments	5,000	5,000
Total investments	1,105,502	789,655

Cash and cash equivalents	1,014,049	1,210,126
Restricted cash	3,757	3,748
Income taxes receivable	1,521	1,332
Deferred income tax assets, net	21	2,237
Premiums receivable, net (allowance: $5,192 and $4,469, respectively)	60,399	57,494
Prepaid reinsurance premiums	20,948	50,127
Reinsurance recoverable, net of allowance for credit losses:
Paid losses and loss adjustment expenses (allowance: $0 and $0, respectively)	23,093	27,855
Unpaid losses and loss adjustment expenses (allowance: $88 and $97, respectively)	246,759	262,041
Deferred policy acquisition costs	59,700	59,722
Property and equipment, net	28,243	28,939
Intangible assets, net	2,234	2,683
Funds withheld for assumed business	5,299	5,254
Other assets	39,556	27,715

Total assets	$2,611,081	$2,528,928

Liabilities, Redeemable Noncontrolling Interests and Equity
Losses and loss adjustment expenses	$566,839	$576,495
Unearned premiums	597,814	643,328
Advance premiums	48,005	19,302
Ceded reinsurance premiums payable	26,475	27,591
Assumed premiums payable	3,056	1,744
Income taxes payable	42,837	12,782
Deferred income tax liabilities, net	—	3,814
Revolving credit facility	36,000	36,000
Long-term debt	31,672	31,877
Accrued expenses and other liabilities	80,683	61,351

Total liabilities	1,433,381	1,414,284

Commitments and contingencies
Redeemable noncontrolling interests	4,211	3,359

Equity:
Common stock, (no par value, 40,000,000 shares authorized, 12,900,905 and 12,992,147 shares issued and outstanding, respectively)	—	—
Additional paid-in capital	413,838	428,109
Retained earnings	679,721	611,509
Accumulated other comprehensive (loss) income	(4,538)	1,459
Total stockholders' equity	1,089,021	1,041,077
Noncontrolling interests	84,468	70,208
Total equity	1,173,489	1,111,285

Total liabilities, redeemable noncontrolling interests and equity	$2,611,081	$2,528,928

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2026	2025
Revenue
Gross premiums earned	$326,206	$300,383
Premiums ceded	(104,055)	(99,635)
Net premiums earned	222,151	200,748

Net investment income	17,301	13,751
Net realized investment gains	534	1,167
Net unrealized investment losses	(1,698)	(1,906)
Policy fee income	1,576	2,229
Other	3,018	444
Total revenue	242,882	216,433

Expenses
Losses and loss adjustment expenses	65,600	59,291
Policy acquisition and other underwriting expenses	31,770	27,287
General and administrative personnel expenses	22,353	20,483
Interest expense	923	3,384
Other operating expenses	6,852	5,649
Total expenses	127,498	116,094

Income before income taxes	115,384	100,339

Income tax expense	30,341	26,109

Net income	$85,043	$74,230
Net income attributable to noncontrolling interests	(11,636)	(4,546)

Net income after noncontrolling interests	$73,407	$69,684

Basic earnings per share	$5.62	$6.47

Diluted earnings per share	$5.45	$5.35

Dividends per share	$0.40	$0.40

HCI GROUP, INC. AND SUBSIDIARIES

(Unaudited)

(In thousands, except per share amount)

The computations of basic and diluted earnings per share for the periods presented were as follows:

	Three Months Ended			Three Months Ended
	March 31, 2026			March 31, 2025
	Income	Shares	Per Share	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Net income	$85,043			$74,230
Less: Net income attributable to noncontrolling interests	(11,636)			(4,546)
Net income after noncontrolling interests	73,407			69,684
Less: Income attributable to participating securities	(3,255)			(3,103)
Basic Earnings Per Share:
Income attributable to common stockholders	70,152	12,490	$5.62	66,581	10,286	$6.47

Effect of Dilutive Securities:
Stock options	—	398		—	350
Convertible senior notes	—	—		1,873	2,142
Warrants	—	8		—	7
Net impact from reallocation of undistributed earnings to participating securities	78	—		—	—

Diluted Earnings Per Share:
Income attributable to common stockholders	$70,230	12,896	$5.45	$68,454	12,785	$5.35